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                                  EXHIBIT 23.2

                          CONSENT OF ERNST & YOUNG LLP



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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 Reg. No. 333-00000) pertaining to the Nonstatutory Stock Options Grants to Non-Employee Directors of our report dated March 17, 1999 with respect to the consolidated financial statements of U.S. Vision, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1999, filed with the Securities and Exchange Commission.



                                              /s/ ERNST & YOUNG LLP



Philadelphia, Pennsylvania
June 18, 1999